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EXHIBIT 24

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital Strategies, Ltd., a corporation organized under the laws of the state of Delaware (the "Corporation"), hereby constitute and appoint John R. Erickson and Samuel A. Flax, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of up to 1,950,000 shares of the Corporation's Common Stock, $0.01 par value per share, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned directors and/or officers have hereunto set his hand and seal, as of the date specified.

AMERICAN CAPITAL STRATEGIES, LTD.
Dated: September 12, 2003.	/s/ Malon Wilkus Malon Wilkus Chairman, Chief Executive Officer and President

Signature	Title	Date
/s/ MALON WILKUS Malon Wilkus	Director, Chairman, Chief Executive Officer and President (Principal Executive Officer)	September 12, 2003
/s/ JOHN R. ERIKSON John R. Erikson	Executive Vice President, Chief Financial Officer and Secretary (Principal Accounting and Financial Officer)	September 12, 2003
/s/ MARY C. BASKIN Mary C. Baskin	Director	September 12, 2003
/s/ ALVIN N. PURYEAR Alvin N. Puryear	Director	September 12, 2003
/s/ NEIL M. HAHL Neil M. Hahl	Director	September 12, 2003
/s/ PHILLIP R. HARPER Phillip R. Harper	Director	September 12, 2003
/s/ STAN LUNDINE Stan Lundine	Director	September 12, 2003
/s/ KENNETH D. PETERSON, JR. Kenneth D. Peterson, Jr.	Director	September 12, 2003

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POWER OF ATTORNEY